Filed Pursuant to Rule 424(b)(5)
Registration No. 333-270680
PROSPECTUS SUPPLEMENT
(to Prospectus dated May 5, 2023)
21,010,000 shares of Common Stock

Pre-Funded Warrants to Purchase 3,000,031 shares of Common Stock

Nkarta, Inc.
We are offering an aggregate of 21,010,000 shares of our common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase 3,000,031 shares of our common stock. A holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 19.99% of the number of shares or voting power of our common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant is exercisable for one share of our common stock. The purchase price of each pre-funded warrant equals the price per share at which shares of our common stock are being sold in this offering minus the exercise price of each pre-funded warrant, which equals $0.0001. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “NKTX.” On March 22, 2024, the last reported sale price of our common stock on the Nasdaq Global Select Market was $8.92 per share.
There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
Investing in our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and the “Risk Factors” section contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our securities.
We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Certain of our existing stockholders, including entities affiliated with certain of our directors, are participating in this offering and are expected to purchase an aggregate of 5,900,000 shares of our common stock and pre-funded warrants to purchase an aggregate of 3,000,031 shares of our common stock, on the same terms as other investors in this offering. See “Underwriting—Participation in This Offering.”
	Per Share	Per Pre-Funded Warrant	Total
Offering price	$10.00	$9.9999	$240,100,010
Underwriting discounts and commissions(1)	$0.60	$0.6000	$14,406,019
Proceeds, before expenses, to us	$9.40	$9.3999	$225,693,991
(1)	The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting.”
Delivery of the securities is expected to be made on or about March 27, 2024.
Leerink Partners	TD Cowen	Stifel	Mizuho
The date of this Prospectus Supplement is March 25, 2024

PROSPECTUS SUPPLEMENT
PROSPECTUS
i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of the securities offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated May 5, 2023 (included in our registration statement on Form S-3 (File No. 333-270680)), which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.
As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
Before purchasing our securities, you should read this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you and the documents incorporated by reference herein described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement before deciding whether to invest in the securities offered by this prospectus supplement. You should assume that the information contained in this prospectus supplement is accurate only as of the date on its cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. You should only rely on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not making offers to sell the securities described in this prospectus supplement and the accompanying prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered hereby.
No action is being taken in any jurisdiction outside the United States to permit an offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.
References in this prospectus supplement and the accompanying prospectus to the terms “we,” “us,” “our,” “the Company” or other similar terms refer to Nkarta, Inc. We do not have any subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, may contain or incorporate “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, these statements are based on our management’s beliefs and assumptions and on information currently available to our management as of the date of this prospectus supplement. While we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statement:
•	our limited operating history and lack of any products approved for sale;
•	our history of significant losses and our expectation of incurring significant losses for the foreseeable future;
•	our ability to generate revenue from product sales and achieve or maintain profitability;
•	our ability to obtain additional capital, including any resulting dilution to our stockholders, restrictions on our operations or requirements to relinquish rights to our product candidates;
•
our dependence upon the success of our chimeric antigen receptor-NK (“CAR-NK”) cell technology platform and the significant challenges we must overcome to develop, commercialize and manufacture our product candidates;

•
our dependence upon the success of our product candidates, and in particular the clinical success of NKX019 and the risks we face that we may fail to develop NKX019 and/or our other product candidates successfully or be unable to obtain regulatory approval for them;

•
that clinical data supporting the effectiveness of CD19-targeted cell therapies against autoimmune disease are limited, and CD19-targeted CAR NK cell therapies, such as NKX019, may not provide the same, or any, therapeutic benefit against lupus nephritis or other autoimmune diseases, or be competitive with respect to other CD19-targeted therapies for the treatment of autoimmune disease;

•	our ability to enroll and retain patients in clinical trials, which is expensive and time-consuming;
•
our ability to obtain and maintain regulatory approval of our product candidates for any of the indications for which we plan to develop them, and any related restrictions, limitations and/or warnings in the label of an approved product;

•	our ability to achieve our milestones for development of our product candidates, including the timely conduct of our clinical trials and the availability of clinical data from those trials;
•	any changes that may occur in interim, preliminary or “topline” data from our clinical trials;
•	that we may be required to halt or delay further clinical development if any of our product candidates, or any competing product candidates, demonstrate relevant, serious adverse events;
•	the success of our research collaboration with CRISPR Therapeutics and our ability to establish additional collaborations with third parties on commercially reasonable terms, or at all;
•	our ability to compete effectively with academic institutions and other biopharmaceutical companies that develop similar or alternatives to cellular immunotherapy product candidates;
•	our ability to produce and internally manufacture our product candidates, including our reliance on third parties to manufacture certain of our product candidates;

•	our reliance on a sole supplier for certain steps of our manufacturing process;
•
our ability to commission and receive regulatory approvals for our manufacturing facilities, which could result in delays to our development plans and limit our ability to develop our product candidates;

•	our ability to maintain our license agreement with National University of Singapore and St. Jude Children’s Research Hospital with respect to certain rights to our product candidates;
•	our ability to obtain and maintain intellectual property protection for our products and our ability to operate our business without infringing on the intellectual property rights of others;
•	our ability to develop and maintain sales and marketing capabilities if any of our product candidates are approved for marketing and commercialization;
•	any regulatory limitations on our product candidates following approval, including NKX019, if and when such approval is granted;
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the concentration of ownership of our shares of common stock among our existing executive officers, directors and principal stockholders, which may prevent new investors from influencing significant corporate decisions;

•	disruption to our product development program as a result of computer system interruptions or security breaches of our information systems; and
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other risks and uncertainties discussed in Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by our subsequent periodic reports we file with the SEC, including our Quarterly Reports on Form 10-Q.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, accompanying prospectus and the documents incorporated by reference herein or therein, will prove to be accurate. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference, whether as a result of any new information, future events, changed circumstances or otherwise.
You should read this prospectus supplement, accompanying prospectus and the documents incorporated by reference herein or therein, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page S-9 of this prospectus supplement, in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2023, along with our financial statements and notes to those financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.
Our Business
Nkarta, Inc. is a clinical-stage biopharmaceutical company advancing the development of allogeneic, off-the-shelf engineered natural killer (“NK”) cell therapies for the treatment of patients with autoimmune diseases or hematologic malignancies. Our company was founded on the belief that engineered NK cell therapies can transform the lives of patients by offering therapies that are clinically meaningful, broadly accessible and unencumbered by the safety concerns often associated with other cell therapy approaches. We are currently developing NKX019, a chimeric antigen receptor-natural killer (“CAR NK”) product candidate targeting the CD19 antigen and NKX101, a CAR NK product candidate targeting cells that display NKG2D ligands. Both product candidates enable an on-demand, off-the-shelf approach involving scaled manufacturing to broaden patient access. NKX019 and NKX101 incorporate proprietary technologies that enable us to generate an abundant supply of NK cells, increase NK cell recognition of target antigens, enhance NK cell fitness, and freeze, store and thaw our engineered NK cells for off-the-shelf administration. Our product candidates are allogeneic, which means they are produced using cells from a different person than the patient(s) being treated, and they are produced in quantity, then frozen and therefore available for treating patients without delay, unlike autologous cell therapies, which are derived from a patient’s own cells and must be manufactured as needed for each patient. We believe that engineered NK cells have the potential to be effective and accessible therapies for autoimmune diseases and cancer, be well tolerated, and avoid some of the toxicities observed with other cell therapies. NKX019 is currently being studied in an ongoing Phase 1 clinical trial for certain B-cell malignancies, and preparations for a planned Phase 1 clinical trial of NKX019 for lupus nephritis (“LN”) are underway. NKX101 has been studied in a Phase 1 clinical trial for certain hematologic malignancies, although we have closed patient enrollment and deprioritized the program as part of a pipeline realignment to direct primary resources to our lead pipeline program, NKX019, for the treatment of autoimmune disease. Our modular engineering platform builds on the distinctive biology of NK cells and their role in eradicating aberrant and pathologically transformed cells. Our process starts with differentiated, mature NK cells derived from healthy donors. We build on the intrinsic ability of these immune cells to identify and kill transformed cells with cell engineering to further enhance their activity. This engineering involves a chimeric antigen receptor on the surface of an NK cell to enable the cell to recognize specific proteins or antigens that are present on the surface of tumor cells. Our engineered CAR NK cells generally consist of an NK cell engineered with a targeting receptor, OX40 costimulatory domain, CD3ζ(zeta) signaling moiety, and a membrane-bound form of the cytokine IL(interleukin)-15.
Our Product Candidates
Our NKX019 autoimmune program is based on the potential to eliminate the pathologic B cells that produce autoantibodies believed to underpin multiple autoimmune diseases via CD19 targeting. These autoantibodies, the immunologic hallmark of many autoimmune diseases, inappropriately recognize antigens expressed in healthy cells, causing various clinical syndromes from the resultant damage to normal tissues. Abnormal B cells are also the cause of multiple hematologic malignancies, including B-cell lymphoma. Approved CD19-directed cell therapies can eliminate these cancerous B cells, resulting in the possibility of durable complete responses in patients that are refractory to other therapies. Targeted depletion of cells from the B-cell lineage as a therapeutic mechanism is common to both autoimmune disease and B-cell malignancies. This observation, in addition to recent reported studies of patients with autoimmune diseases who had considerable clinical benefit following treatment with CD19-directed cell therapies, support our belief that NKX019 has the potential to be a disease-modifying therapy for autoimmune disease. In October 2023, we announced the clearance of an investigational new drug application by the United States Food and Drug Administration to evaluate NKX019 for the treatment of LN. The multi-center dose escalation clinical trial will assess the safety, pharmacology, and preliminary clinical activity of NKX019 in patients with refractory LN.

Our NKX019 oncology program is based on the potential to treat a variety of B-cell malignancies by targeting the CD19 antigen that is reliably expressed on these types of cancerous cells. Further, CD19-targeted engineered NK cells, T cells, and monoclonal antibodies have all demonstrated clinical activity. NKX019 is currently being studied in a Phase 1 clinical trial for the treatment of certain B-cell malignancies. This ongoing, first-in-human study evaluates the safety, pharmacology, and preliminary anti-tumor activity of NKX019, at multiple centers in the United States and Australia. The clinical trial consists of dose-finding followed by dose-expansion and is designed to identify the recommended Phase 2 dose.
Our NKX101 program is designed to enhance the power of innate NK cell biology to detect and kill cancerous cells. Many cancers lack a biologically dispensable antigen like CD19, making development of targeted cellular therapies or immunotherapies challenging. However, the primary activating receptor for NK cells, which is known as NKG2D, detects a group of stress ligands that are expressed on a variety of cancer subtypes. NKX101 has been in a multi-center Phase 1 clinical trial in the United States for the treatment of relapsed or refractory acute myeloid leukemia or higher risk myelodysplastic syndromes. This first-in-human study evaluated the safety, pharmacology, and preliminary anti-tumor activity of NKX101. The clinical trial consists of dose-finding followed by dose-expansion and is designed to identify the recommended Phase 2 dose. We have deprioritized the development of NKX101 while we explore options for implementing certain changes in that program.
As we pursue our goal of developing innovative and broadly accessible cell therapies, manufacturing capabilities and technology are a significant focus of our efforts. We are manufacturing clinical supply at one of our good manufacturing practice facilities located in South San Francisco, California. We also recently completed construction of a new facility in South San Francisco to support pivotal clinical trials and potential commercial supply of our product candidates.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:
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being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

•
an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and
•	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.
In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to “opt out” of this provision and to comply with new or revised accounting standards as required of publicly-traded companies generally. This decision to opt out of the extended transition period is irrevocable.
We will remain an emerging growth company until the earliest of (i) December 31, 2025, (ii) the first fiscal year after our annual gross revenues exceed $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.
We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (1) the market value of our stock held by non-affiliates is less than $250 million or (2) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.
Corporate Information
Our principal executive offices are located at 1150 Veterans Boulevard, South San Francisco, California 94080, our telephone number is (925) 407-1049, and our website is www.nkartatx.com. The information contained on or that can be accessed through our website does not constitute part of this prospectus supplement, except for reports filed with the SEC that are specifically incorporated herein by reference.

THE OFFERING
Issuer
Nkarta, Inc.
Common Stock Offered By Us
21,010,000 shares
Pre-Funded Warrants Offered By Us
We are also offering pre-funded warrants to purchase 3,000,031 shares of our common stock. The purchase price of each pre-funded warrant equals the price per share at which shares of common stock are being sold in this offering minus the exercise price of each pre-funded warrant, which equals $0.0001. Each pre-funded warrant will be exercisable from the date of issuance until the date the warrant is exercised in full, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants.
Common Stock to be Outstanding After This Offering
70,191,295 shares, assuming none of the pre-funded warrants issued in this offering are exercised.
Use of Proceeds
We estimate that we will receive net proceeds from our issuance and sale of shares of common stock and pre-funded warrants of approximately $225.2 million, based on the offering price of $10.00 per share of common stock and $9.9999 per pre-funded warrant, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds to us from this offering to fund the continued research and clinical development of NKX019, the continued buildout of internal manufacturing capabilities, and for working capital and for general corporate purposes. Pending the specific use of net proceeds as described in this prospectus supplement, we intend to invest the net proceeds to us from this offering in short term investments, including marketable securities. See “Use of Proceeds.”
Nasdaq Global Select Market Symbol
Our common stock is listed on the Nasdaq Global Select Market under the symbol “NKTX.” There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of certain factors to consider carefully before deciding to purchase any of our securities.

The calculations above are based on 49,181,295 shares of our common stock outstanding as of December 31, 2023, and exclude the following:
•
7,311,294 shares of common stock issuable upon the exercise of outstanding stock options under our 2020 Performance Incentive Plan (the “2020 Plan”) and our 2015 Equity Incentive Plan (the “2015 Plan”);

•	2,645,312 shares of our common stock reserved for future issuance of equity award grants under our 2020 Plan;
•	1,214,986 shares of common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan; and
•	3,000,031 shares of our common stock issuable upon the exercise of the pre-funded warrants issued as part of this offering.
The number of shares of common stock to be outstanding immediately following this offering does not include up to approximately $148 million of our common stock that remained available for sale as of December 31, 2023 under our “at-the-market” equity offering program with Cowen and Company, LLC, as sales agent. Since December 31, 2023, we have not sold any shares under the Sales Agreement.
Unless otherwise indicated, all information contained in this prospectus supplement assumes (i) no exercise of the outstanding stock options and (ii) no exercise of the pre-funded warrants offered in this offering.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding to invest in our securities, you should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, including the risks described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023. If any of these risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.
Risks Related to this Offering
If you purchase the securities sold in this offering, you may experience immediate and substantial dilution in your investment. You may experience further dilution if we issue additional equity securities in the future.
Because the price per share of our common stock or the value of our pre-funded warrants being offered may be higher than the current book value per share of our common stock, you may experience immediate and substantial dilution with respect to the net tangible book value of the shares of common stock or pre-funded warrants you purchase in this offering. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering. We may also choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.
We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.
Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. See “Use of Proceeds.” Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not yield profitable results or increase the market price of our common stock.
A significant portion of our total outstanding shares, including any shares issuable upon exercise of any pre-funded warrants, may be sold into the market following this offering, which could cause the market price of our common stock to drop significantly.
Sales of a substantial number of shares of our common stock, including any shares issuable upon exercise of any pre-funded warrants, in the public market, or the perception in the market that the holders of a large number of stock intend to sell shares of our common stock, could reduce the market price of our common stock. As of March 18, 2024, we had 49,416,186 shares of common stock outstanding.
Holders of an aggregate of 9,837,634 shares of common stock, including with respect to shares of our convertible preferred stock that converted into shares of our common stock upon the completion of the initial public offering have rights, subject to specified conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders, until such shares can otherwise be sold without restriction under Rule 144 under the Securities Act, or until the rights terminate pursuant to the terms of the stockholders agreement between us and such holders. We have also registered all shares of common stock subject to equity awards issued or reserved for future issuance under our equity compensation plans on registration statements on Form S-8, and these shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates under Rule 144 under the Securities Act. Any sales of securities by these stockholders could have a negative impact on the trading price of our common stock.

We, our executive officers and directors have agreed, subject to specified exceptions, including among others, those discussed below, not to directly or indirectly:
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sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended (Exchange Act);

•
otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially; or

•
publicly announce an intention to do any of the foregoing for a period of 60 days after the date of this prospectus supplement without the prior written consent of Leerink Partners LLC and Cowen and Company, LLC (or an affiliate).

This restriction terminates after the close of trading of the common stock on and including the 60th day after the date of this prospectus supplement. Leerink Partners LLC and Cowen and Company, LLC (or an affiliate) may, in their sole discretion and at any time or from time to time before the termination of the 60-day period release all or any portion of the securities subject to lock-up agreements. These lock-up agreements cover approximately 1,490,169 shares of our common stock outstanding as of the date of this prospectus supplement. Sales of stock by any of our executive officers or directors could have a material adverse effect on the trading price of our common stock.
There is no public market for the pre-funded warrants being offered in this offering.
There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. The liquidity of the trading market in the pre-funded warrants and the sale price, if any, for the pre-funded warrants, may be adversely affected by, among other things: (i) changes in the overall market for the pre-funded warrants; (ii) changes in our financial performance or prospects; (iii) changes or perceived changes in our creditworthiness; (iv) the prospects for companies in the industry generally; (v) the number of holders of the pre-funded warrants; and (vi) the interest of securities dealers in making a market for the pre-funded warrants.
Holders of the pre-funded warrants will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire shares of our common stock.
Until holders of the pre-funded warrants exercise their pre-funded warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, holders will be entitled to exercise the rights of common stockholders only as to matters for which the record date occurs after the exercise date.
Significant holders or beneficial owners of our common stock may not be permitted to exercise the pre-funded warrants that they hold.
A holder of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 19.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants and subject to such holder’s rights under the pre-funded warrants to increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market.

We will not receive significant additional funds upon the exercise of the Pre-Funded Warrants being offered.
In certain limited circumstances, each pre-funded warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the pre-funded warrant or if the pre-funded warrant altogether are not exercised at all. In addition, the pre-funded warrants have an exercise price of $0.0001 per share of our common stock, and as a result we will not receive significant additional funds upon their exercise even if not a cashless exercise.

USE OF PROCEEDS
We estimate that we will receive net proceeds from our issuance and sale of shares of common stock and pre-funded warrants of approximately $225.2 million, based on the public offering price of $10.00 per share of common stock and $9.9999 per pre-funded warrant, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We cannot predict when or if the pre-funded warrants will be exercised. It is possible that either some or all of the pre-funded warrants may expire and may never be exercised. In addition, the pre-funded warrants have an exercise price of $0.0001 per share of our common stock, and as a result we will not receive significant additional funds upon their exercise.
We intend to use the net proceeds to us from this offering to fund the continued research and clinical development of NKX019, the continued buildout of internal manufacturing capabilities, and for working capital and for general corporate purposes.
Pending the specific use of net proceeds as described in this prospectus supplement, we intend to invest the net proceeds to us from this offering in short term investments, including marketable securities.

DILUTION
If you invest in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of December 31, 2023 was approximately $273.3 million, or approximately $5.56 per share of common stock based upon 49,181,295 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of December 31, 2023.
After giving effect to the sale by us of 24,010,031 shares of our common stock in this offering (which assumes the exercise of all pre-funded warrants sold in this offering) based on the offering price of $10.00 per share, our as adjusted net tangible book value as of December 31, 2023 would have been $498.5 million, or $6.81 per share of common stock. This represents an immediate increase in net tangible book value of $1.25 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.19 per share to new investors in this offering. The following table illustrates this calculation on a per share basis.
Offering price per share		$10.00
Net tangible book value per share as of December 31, 2023	$5.56
Increase in net tangible book value per share attributable to this offering	1.25
As adjusted net tangible book value per share after giving effect to this offering		6.81
Dilution per share to new investors participating in this offering		$3.19
The foregoing table and calculations (other than the historical net tangible book value calculation) are based on 49,181,295 shares of our common stock outstanding as of December 31, 2023, and exclude the following:
•	7,311,294 shares of common stock issuable upon the exercise of outstanding stock options under our 2020 Plan and our 2015 Plan;
•	2,645,312 shares of our common stock reserved for future issuance of equity award grants under our 2020 Plan; and
•	1,214,986 shares of common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan.
The number of shares of common stock to be outstanding immediately following this offering does not include up to approximately $148 million of our common stock that remained available for sale as of December 31, 2023 under our “at-the-market” equity offering program with Cowen and Company, LLC, as sales agent. Since December 31, 2023, we have not sold any shares under the Sales Agreement.
Unless otherwise indicated, all information contained in this prospectus supplement assumes (i) no exercise of the outstanding stock options and (ii) no exercise of the pre-funded warrants offered in this offering.

DESCRIPTION OF PRE-FUNDED WARRANTS
The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants.
Form
The pre-funded warrants will be issued as individual warrant agreements to the investors. You should review the form of pre-funded warrant, which will be filed as an exhibit to a Current Report on Form 8-K filed with the SEC.
Term
The pre-funded warrants will expire on the date the warrant is exercised in full.
Exercisability
The pre-funded warrants are exercisable at any time on or after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of the common stock on the exercise date.
Exercise Limitations
We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed the requirements of Rule 5635 of the listing rules of The Nasdaq Stock Market LLC immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.
Exercise Price
The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.
Transferability
Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing
There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions
In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction. In the event a holder does not exercise its pre-funded warrants in connection with a fundamental transaction, such holder’s pre-funded warrants will be deemed exercised in full pursuant to the “cashless exercise” mechanism described above upon the consummation of such transaction.
Rights as a Stockholder
Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of common stock and pre-funded warrants issued pursuant to this offering. This discussion is limited to beneficial owners of the common stock or pre-funded warrants who hold the common stock or pre-funded warrants as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).
This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
•	financial institutions or financial services entities;
•	broker-dealers;
•	governments or agencies or instrumentalities thereof;
•	regulated investment companies;
•	real estate investment trusts;
•	expatriates or former long-term residents of the United States;
•	persons that actually or constructively own five percent or more (by vote or value) of our shares;
•	persons subject to the “applicable financial statement” accounting rules under Section 451(b) of the Code;
•	persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
•	insurance companies;
•	dealers or traders subject to a mark-to-market method of accounting with respect to our common stock;
•	persons holding our common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;
•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;
•	tax-exempt entities;
•	controlled foreign corporations; and
•	passive foreign investment companies.
If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our common stock or pre-funded warrants, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock or pre-funded warrants, you are urged to consult your tax advisor regarding the tax consequences to them.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this offering, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK OR PRE-FUNDED WARRANTS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock or pre-funded warrants that is, for U.S. federal income tax purposes, any of the following:
•	an individual citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons,” as defined under the Code, have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock or pre-funded warrants that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.
General Treatment of Pre-Funded Warrants
Although the law in this area is not completely settled, the pre-funded warrants are generally expected to be treated as shares of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. You should discuss with your tax advisor the consequences of the purchase, ownership and disposition of the pre-funded warrants, as well as the exercise of, certain adjustments to, and any payments in respect of the pre-funded warrants (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.
Tax Considerations Applicable to U.S. Holders
Distributions
In general, any distributions we make to a U.S. Holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce a U.S. Holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Tax Considerations Applicable to U.S. Holders—Gain on Disposition of Our Common Stock or Pre-Funded Warrants.” A preferential U.S. federal income tax rate may apply to any dividends paid to noncorporate U.S. Holders meeting certain holding period requirements.

The taxation of a distribution received with respect to a pre-funded warrant is unclear. It is possible such a distribution would be treated as a distribution on common stock as described in this section, although other treatments may also be possible. Prospective investors should consult their tax advisors regarding the proper treatment of any payments in respect of the prefunded warrants.
Gain on Disposition of Our Common Stock or Pre-Funded Warrants
Upon a sale or other taxable disposition of our common stock or pre-funded warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock or pre-funded warrant. Capital gain or loss will constitute long-term capital gain or loss if such U.S. Holder’s holding period for the common stock or pre-funded warrant exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock or prefunded warrants should consult their own tax advisors regarding the tax treatment of such losses.
Exercise of Pre-Funded Warrants
As discussed above under the section titled “Description of Pre-Funded Warrants—Exercisability,” a U.S. Holder may exercise the pre-funded warrant by payment of exercise price or through a cashless exercise. The U.S. federal income tax treatment of a cashless exercise of pre-funded warrants into our common stock is unclear, and a U.S. Holder should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of pre-funded warrants. In general, however, a U.S. Holder should not recognize gain or loss for U.S. federal income tax purposes upon exercise of a prefunded warrant pursuant to either method, except to the extent such U.S. Holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of the pre- funded warrant, which will be treated as a sale subject to the rules described above under “Tax Considerations Applicable to U.S. Holders—Gain on Disposition of Our Common Stock or Pre-Funded Warrants.” A U.S. Holder’s initial tax basis in the share of common stock received upon exercise of the prefunded warrant generally should be equal to the sum of (i) such U.S. Holder’s tax basis in the pre-funded warrant and (ii) the exercise price paid or treated as paid by such U.S. Holder on the exercise of the pre-funded warrant. A U.S. Holder’s holding period in the common stock received upon exercise generally should include such U.S. Holder’s holding period in the prefunded warrants exchanged therefor.
Certain Adjustments to the Pre-Funded Warrants
Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the pre-funded warrants, or an adjustment to the exercise price of the pre-funded warrants, may be treated as a constructive distribution to a U.S. Holder of the pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing your proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Any such adjustment that is treated as a constructive distribution would be treated as a dividend, to the extent described above under “Tax Considerations Applicable to U.S. Holders—Distributions.” U.S. Holders should consult their tax advisor regarding the proper tax treatment of any such adjustment.
Lapse of Pre-Funded Warrants
If a U.S. Holder allows a pre-funded warrant to expire unexercised, such U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in pre-funded warrant. The deductibility of capital losses is subject to certain limitations.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock or pre-funded warrants and to the proceeds of a sale or other disposition of common stock or prefunded warrants paid by us to you unless you are an exempt recipient, such as certain corporations. Backup withholding will apply to those payments if a U.S. Holder fails to provide their taxpayer identification number, or certification of exempt status, or if a U.S. Holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. Prospective investors should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.
Tax Considerations Applicable to Non-U.S. Holders
Distributions
In general, any distributions we make to a Non-U.S. Holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Gain on Disposition of Our Common Stock or Pre-Funded Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (as described below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
The taxation of a distribution received with respect to a pre-funded warrant is unclear. It is possible such a distribution would be treated as a distribution as described in this section, although other treatments may also be possible. Prospective investors should consult their tax advisors regarding the proper treatment of any payments in respect of the pre-funded warrants.
Gain on Disposition of Our Common Stock or Pre-Funded Warrants
Subject to the discussions below on backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock or pre-funded warrants unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•
our common stock or pre-funded warrants constitute U.S. real property interests, or USRPIs, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the U.S.) provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the Nasdaq Global Select Market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five- year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. Special rules may apply to Non-U.S. Holders of pre-funded warrants, who should consult their tax advisors.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Exercise of Pre-Funded Warrants
As discussed above under the section titled “Description of Pre-Funded Warrants—Exercisability,” a Non-U.S. holder may exercise the pre-funded warrant by payment of the exercise price or through a cashless exercise. The U.S. federal income tax treatment of a cashless exercise of pre-funded warrants into our common stock is unclear, and Non-U.S. holder’s should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of pre-funded warrants. In general, however, a Non-U.S. holder should not recognize gain or loss for U.S. federal income tax purposes upon exercise of a pre-funded warrant pursuant to either method, except to the extent such Non-U.S. holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of the pre-funded warrant, which will be treated as a sale subject to the rules described above under “Tax Considerations Applicable to Non-U.S. Holders—Gain on Disposition of Our Common Stock or Pre-Funded Warrants.”
Certain Adjustments to the Pre-Funded Warrants
Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the pre-funded warrants, or an adjustment to the exercise price of the pre-funded warrants, may be treated as a constructive distribution to a Non-U.S. Holder of the pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Any such adjustment that is treated as a constructive distribution would be treated as a dividend, subject to withholding, to the extent described above under “Tax Considerations Applicable to Non-U.S. Holders—Distributions.” Non-U.S. Holders should consult their tax advisor regarding the proper tax treatment of any such adjustment.
Information Reporting and Backup Withholding
Subject to the discussion below on FATCA, a Non-U.S. Holder will not be subject to backup withholding with respect to distributions we make on our common stock or pre-funded warrants to the Non-U.S. Holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our common stock or pre-funded warrants to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our common stock or pre-funded warrants within the U.S., and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our common stock or pre-funded warrants outside the U.S. conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our common stock or pre-funded warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA Withholding Taxes
Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our common stock or pre-funded warrants to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury regulations are not final, taxpayers generally may rely on them until final Treasury regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our common stock or pre-funded warrants.

UNDERWRITING
Leerink Partners LLC and Cowen and Company, LLC are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock and pre-funded warrants set forth opposite its name below.
Underwriter	Number of Shares	Number of Pre-Funded Warrants
Leerink Partners LLC	7,143,400	1,020,011
Cowen and Company, LLC	7,143,400	1,020,011
Stifel, Nicolaus & Company, Incorporated	3,781,800	540,006
Mizuho Securities USA LLC	2,941,400	420,003
Total	21,010,000	3,000,031
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares and pre-funded warrants sold under the underwriting agreement if any of the shares and pre-funded warrants are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters have not been engaged to act as warrant agent for the pre-funded warrants or to act as underwriter or agent or otherwise participate in the issuance of the shares of our common stock upon the exercise of the pre-funded warrant.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares and pre-funded warrants, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Participation in This Offering
Certain of our existing stockholders, including entities affiliated with certain of our directors, are participating in this offering and are expected to purchase an aggregate of 5,900,000 shares of our common stock and pre-funded warrants to purchase an aggregate of 3,000,031 shares of our common stock, on the same terms as other investors in this offering. The underwriters will receive the same underwriting discount on any shares or pre-funded warrants purchased by these stockholders as they will on any other shares or pre-funded warrants sold in this offering.
Discounts and Commissions
The representatives have advised us that the underwriters propose initially to offer the shares and pre-funded warrants at the offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.36 per share or pre-funded warrant. After the initial offering of the shares and pre-funded warrants, the offering price, concession or any other term of this offering may be changed by the representatives.
The following table shows the offering price, underwriting discounts and commissions and proceeds, before expenses, to us.
	Per Share	Per Pre-Funded Warrant	Total
Offering price	$10.00	$9.9999	$240,100,010
Underwriting discounts and commissions	$0.60	$0.6000	$14,406,019
Proceeds before expenses, to us	$9.40	$9.3999	$225,693,991

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $505,000. We also have agreed to reimburse the underwriters for up to $15,000 for their FINRA fees. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.
No Sales of Similar Securities
We and our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of Leerink Partners LLC and Cowen and Company, LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•	offer, pledge, sell or contract to sell any common stock;
•	sell any option or contract to purchase any common stock;
•	purchase any option or contract to sell any common stock;
•	grant any option, right or warrant for the sale of any common stock;
•	otherwise dispose of or transfer any common stock;
•	request or demand that we file a registration statement related to the common stock; or
•
enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap, agreement or transaction is to be settled by delivery of shares of common stock or other securities, in cash or otherwise.

The lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.
Nasdaq Global Select Market Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “NKTX.” We do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system.
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress. Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. If the underwriters sell shares in excess of the number of shares the underwriters are obligated to purchase, and therefore, have a naked short position, the position can be closed out only by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. Cowen and Company, LLC is the agent under that certain Sales Agreement, dated as of August 12, 2021 (the “Sales Agreement”) by and between us and Cowen and Company, LLC. Under the Sales Agreement, we may offer and sell, from time to time, up to an aggregate of $150.0 million of shares of our common stock through Cowen and Company, LLC through an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Relevant State at any time:
A.	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
A.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),
provided that no such offer of the shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by O’Melveny & Myers LLP. Certain matters will be passed upon for the underwriters by Shearman & Sterling LLP.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act, with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website located at www.nkartatx.com, where these SEC filings and other information about the Company can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus supplement or the accompanying prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent a statement contained in this prospectus supplement, the accompanying prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference in this prospectus supplement the following documents and reports we filed with the SEC (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 21, 2024;
•
the portions of our definitive proxy statement on Schedule 14A that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on April 24, 2023;

•	our Current Report on Form 8-K filed with the SEC on March 25, 2024 (with respect to Item 8.01 only); and
•
the description of our common stock, par value $0.0001 per share, contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023 (filed with the SEC on March 21, 2024), which updated the description thereof contained in our Registration Statement on Form 8-A, filed with the SEC on July 2, 2020 (File No. 001-39370), and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) prior to the completion of the offering of all securities under this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.
We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents, at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:
Nkarta, Inc.
Attn: Chief Legal Officer
1150 Veterans Boulevard
South San Francisco, California 94080
Telephone: (925) 407-1049

PROSPECTUS

Nkarta, Inc.

$350,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
From time to time, we may offer to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms to be determined at the time of any such offering. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $350,000,000.
This prospectus provides a general description of the securities that we may offer. Each time any securities are offered pursuant to this prospectus, we will provide specific information about the offered securities in one or more supplements to this prospectus.
Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “NKTX.” Any prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.
Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 7 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.
We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, are eligible for reduced public company reporting requirements.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 5, 2023

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering and the securities being sold in that offering. The prospectus supplement may also add to, update or change the information contained in or incorporated by reference in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
You should only rely on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.
References in this prospectus to the terms “we,” “us,” “our,” “the Company” or other similar terms refer to Nkarta, Inc. We do not have any subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website located at www.nkartatx.com, where these SEC filings and other information about the Company can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.
Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other document filed with the SEC and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. We incorporate by reference in this prospectus the following documents and reports we filed with the SEC (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023;
•	our Current Report on Form 8-K filed with the SEC on March 30, 2023 (with respect to Item 5.02 only);
•
the portions of our definitive proxy statement on Schedule 14A that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on April 24, 2023; and

•
the description of our common stock, par value $0.0001 per share, contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2020 (filed with the SEC on March 25, 2021), which updated the description thereof contained in our Registration Statement on Form 8-A, filed with the SEC on July 2, 2020 (File No. 001-39370), and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness and prior to the completion of the offering of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:
Nkarta, Inc.
Attn: Chief Legal Officer
6000 Shoreline Court, Suite 102
South San Francisco, California 94080
Telephone: (925) 407-1049

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, these statements are based on our management’s beliefs and assumptions and on information currently available to our management as of the date of this prospectus. While we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statement:
•	our limited operating history and lack of any products approved for sale;
•	our history of significant losses and our expectation of incurring significant losses for the foreseeable future;
•	our ability to generate revenue from product sales and achieve or maintain profitability;
•	our ability to fund our operations and obtain additional capital, including any resulting dilution to our stockholders or restrictions on our operations;
•
our business and the business or operations of our research partners and other third parties with whom we conduct business have been and could continue to be adversely affected by the effects of health epidemics, including the COVID-19 pandemic, in regions where we or third parties on which we rely have business operations;

•
our dependence upon the success of our chimeric antigen receptor-NK (“CAR-NK”) cell technology platform and the significant challenges we must overcome to develop, commercialize and manufacture our product candidates;

•	our ability to achieve our milestones for development of our product candidates, including the timely conduct of our clinical trials and the availability of clinical data from those trials;
•	the future results of ongoing or later clinical trials, including of NKX101 and NKX019;
•	any changes that may occur in interim, preliminary or “topline” data from our clinical trials, including of NKX101 and NKX019;
•
our ability to obtain and maintain regulatory approval of our product candidates, including NKX101 and NKX019, for any of the indications for which we plan to develop them, and any related restrictions, limitations and/or warnings in the label of an approved product;

•	our ability to enroll and retain patients in clinical trials, which is expensive and time-consuming;
•
the success, cost, timing and potential indications of our product candidate development activities and clinical trials, including our ongoing and potential future clinical trials of NKX101 and NKX019;

•	our ability to seek special designations by regulatory authorities to expedite our regulatory approvals;
•	the success of our research collaboration with CRISPR Therapeutics and the co-development and co-commercialization of product candidates under that collaboration;
•	our ability to establish additional pharmaceutical or biotechnology collaborations on commercially reasonable terms, or at all;
•	our ability to grow our organization and increase the size of our facilities to meet our anticipated growth;

•	product liability lawsuits against us and the potential incurrence of substantial liabilities, which could limit commercialization of any product candidate that we may develop;
•
our ability to develop, characterize, and control manufacturing processes for our product candidates, including our reliance on third parties to manufacture certain of our product candidates and certain materials used in the production of our product candidates;

•	our reliance on a sole supplier for certain steps of our manufacturing process;
•
our ability to complete construction, staffing, and qualification of a commercial manufacturing facility, and maintain our manufacturing facilities once built, to produce our product candidates for clinical or commercial use;

•
our ability to maintain our license agreement with National University of Singapore and St. Jude Children’s Research Hospital with respect to certain rights to our product candidates, including NKX101 and NKX019;

•	our ability to obtain and maintain intellectual property protection for our products and our ability to operate our business without infringing on the intellectual property rights of others;
•	the development and commercialization rights to our current and future product candidates, which may be subject to terms and conditions of licenses granted to us by others;
•	our ability to develop and maintain sales and marketing capabilities if any of our product candidates are approved for marketing and commercialization;
•	any regulatory limitations on our product candidates, including NKX101 and NKX019 following approval, if and when such approval is granted;
•	the market opportunities for our product candidates, if and when approved, and any limitations on such opportunities;
•	the degree of market acceptance of our product candidates, if and when approved, by physicians, patients, third-party payors and others in the medical community;
•	our ability to obtain and maintain adequate coverage and reimbursement for our product candidates;
•	regulatory developments in the United States and foreign countries;
•
the concentration of ownership of our shares of common stock among our existing executive officers, directors and principal stockholders, which may prevent new investors from influencing significant corporate decisions; and

•
other risks and uncertainties discussed in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by our subsequent periodic reports we file with the SEC, including our Quarterly Reports on Form 10-Q, and in any prospectus supplement.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, including the documents incorporated by reference herein, will prove to be accurate. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.
You should read this prospectus, including the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

ABOUT NKARTA, INC.
Nkarta, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of allogeneic, off-the-shelf engineered natural killer (“NK”) cell therapies to treat cancer. We currently have two lead product candidates, NKX101, a chimeric antigen receptor-natural killer (“CAR NK”) product candidate targeting cells that display NKG2D ligands, and NKX019, a CAR NK product candidate targeting the CD19 antigen, in ongoing Phase 1 clinical trials. Both product candidates incorporate proprietary technologies that enable us to generate an abundant supply of NK cells, improve the persistence of these cells for sustained activity in the body, engineer enhanced NK cell recognition of tumor targets, enhance cell fitness and tumor microenvironment evasion, and freeze, store and thaw our engineered NK cells for the treatment of cancer. Our product candidates are allogeneic, which means they are produced using cells from a different person than the patient(s) being treated, and they are produced in quantity, then frozen and therefore available off-the-shelf for treating patients without delay, unlike autologous cell therapies, which are derived from a patient’s own cells and must be manufactured as needed for each patient. We believe that engineered NK cells have the potential to be an effective cancer therapy, be well tolerated, and avoid some of the toxicities observed with other cell therapies.
Our modular NK cell engineering platform allows us to generate new product candidates in a rapid and cost-efficient manner. Our process starts with differentiated, mature NK cells derived from healthy donors. We build on the intrinsic ability of these immune cells to identify and kill transformed cells with cell engineering to further enhance their activity. This engineering involves chimeric antigen receptors (“CARs”) on the surface of an NK cell to enable the cell to recognize specific proteins or antigens that are present on the surface of tumor cells. Our engineered CAR NK cells generally consist of an NK cell engineered with a targeting receptor, OX40 costimulatory domain, CD3ζ(zeta) signaling moiety, and a membrane-bound form of the cytokine IL(interleukin)15 (“mbIL-15”). We believe that the modular nature of our platform and the proprietary technologies we use for the multiplex engineering of NK cells, which include genome editing, are advantages that can support the rapid generation of new product candidates with enhanced properties and/or new targeting receptors for additional disease indications.
NKX101 is designed to enhance the power of innate NK cell biology to detect and kill cancerous cells. The primary activating receptor for NK cells is known as NKG2D, which works through the detection of stress ligands displayed by cancerous cells. We have engineered NKX101 to increase the inherent cancer killing ability of our donor-derived NK cells by raising levels of NKG2D at least ten-fold as compared to non-engineered NK cells and by adding a costimulatory domain, which is an additional signaling element for white blood cells.
NKX101 is currently being studied in a multi-center Phase 1 clinical trial in the United States for the treatment of relapsed or refractory acute myeloid leukemia (“r/r AML”) or higher risk myelodysplastic syndromes (“MDS”). This ongoing first-in-human study evaluates the safety, pharmacology, and preliminary anti-tumor activity of NKX101. The clinical trial consists of dose-finding followed by dose-expansion and is designed to identify the recommended Phase 2 dose.
Our NKX019 program is based on the potential to treat a variety of B-cell malignancies by targeting the CD19 antigen that is found on these types of cancerous cells, where CD19-targeted engineered NK cells, T cells and monoclonal antibodies have demonstrated clinical activity. NKX019 is currently being studied in a Phase 1 clinical trial for the treatment of certain B-cell malignancies. This ongoing, first-in-human study evaluates the safety, pharmacology, and preliminary anti-tumor activity of NKX019, at multiple centers in the United States and Australia. The clinical trial consists of dose-finding followed by dose-expansion and is designed to identify the recommended Phase 2 dose.
In addition to our two lead product candidates, we are engaged in extensive discovery and preclinical stage activities directed to expansion of our pipeline of product candidates over time. As part of our collaboration with CRISPR Therapeutics AG (“CRISPR”), we are developing an allogeneic, off-the-shelf CAR NK product candidate targeting the CD70 tumor antigen (“NKX070”) for the treatment of solid and liquid tumors, and conducting discovery efforts for an allogeneic, off-the-shelf product candidate that comprises both engineered NK cells and engineered T cells (“NK+T”) to take advantage of both the innate and adaptive immune systems. This NK+T program is designed to harness multiple aspects of human immunology to treat a variety of cancers.
Our principal executive offices are located at 6000 Shoreline Court, Suite 102, South San Francisco, California 94080, our telephone number is (925) 407-1049, and our website is www.nkartatx.com. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

RISK FACTORS
Investing in any of our securities involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus and any prospectus supplement, you should carefully consider the specific risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities covered by this prospectus as set forth in the applicable prospectus supplement. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated certificate of incorporation (as amended and as in effect, our “Certificate of Incorporation”) and our amended and restated bylaws (as amended and as in effect, our “Bylaws”), each of which are filed as exhibits to the registration statement of which this prospectus is a part, as well as applicable provisions of the Delaware General Corporation Law (the “DGCL”).
Authorized Capital Stock
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 54,350,179 shares of preferred stock, par value $0.0001 per share.
As of April 14, 2023, (i) 48,932,272 shares of our common stock were issued and outstanding and (ii) no shares of preferred stock were issued and outstanding.
Common Stock
Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of common stock, as such, shall not be entitled to vote on any amendment to our Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation or the DGCL. Holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the combined voting power of our common stock could, if they so choose, elect all the directors.
Dividend Rights. Dividends may be declared and paid on the common stock if, as and when determined by our board of directors subject to any preferential dividend or other rights of any then outstanding preferred stock and to the requirements of applicable law.
Other Preferential Rights. Upon our dissolution or liquidation, whether voluntary or involuntary, holders of common stock will be entitled to receive all assets of the Company available for distribution to our stockholders, subject to any preferential or other rights of any then outstanding preferred stock.
Other Matters. Our Certificate of Incorporation does not entitle holders of our common stock to preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The common stock may not be subdivided or combined in any manner unless the conversion price of any other class that is convertible to common stock is increased or decreased, as applicable, in the same proportion. All outstanding shares of our common stock are fully paid and non-assessable.
Authorized but Unissued Preferred Stock
The authorized shares of preferred stock are available for issuance without further action by our stockholders unless required by law or by the rules and regulations of any stock exchange on which our common stock may be listed. Our Certificate of Incorporation authorizes our board of directors to establish, from time to time, the number of shares to be included in each series of preferred stock, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each series of preferred stock, and any of its qualifications, limitations or restrictions. Our board of directors is authorized to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series of preferred stock then outstanding, without any further vote or action by the stockholders.
The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the existence of unissued and unreserved common stock or preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Choice of Forum
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or employees to us or to our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine; in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Our Certificate of Incorporation also provides that if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. This exclusive forum provision is intended to apply to claims arising under Delaware state law and is not intended to apply to claims brought pursuant to the Exchange Act or the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. This exclusive forum provision does not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders are not deemed to have waived our compliance with these laws, rules and regulations. Our Certificate of Incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America are, to the fullest extent permitted by law, the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions.
Certain Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws
The following paragraphs summarize certain provisions of our Certificate of Incorporation and Bylaws, as well as selected provisions of the DGCL.
Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval except as required by law or by any stock exchange on which our common stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our board of directors may authorize, without stockholder approval, the issuance of up to 54,350,179 shares of preferred stock with voting rights or other rights or preferences designated from time to time by our board of directors.
No Cumulative Voting. Our Certificate of Incorporation provides that stockholders are not permitted to cumulate votes in the election of directors.
Staggered Board of Directors. Our board of directors is divided into three classes. The directors in each class will serve for a three-year term with one class being elected each year by our stockholders.
Removal of Directors. Our Certificate of Incorporation and Bylaws provide that, subject to the rights of holders of any series of preferred stock, directors can be removed but only for cause and only by the affirmative vote of holders of at least two-thirds in voting power of our outstanding shares of capital stock entitled to vote at an election of directors.
No Stockholder Right to Fill Board Vacancies. Our Certificate of Incorporation and Bylaws provide that, subject to the rights of holders of any series of preferred stock, any vacancy or newly created directorship in our board of directors can be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by stockholders unless otherwise determined by resolution of the board of directors. Each director so elected shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.
Special Meetings of Stockholders. Our Certificate of Incorporation and Bylaws provide that special meetings of our stockholders may be called only by our board of directors, the Chairperson of our board of directors, our Chief Executive Officer or President, or by one or more of our stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

Stockholder Action by Written Consent. Our Certificate of Incorporation and Bylaws provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders.
Advance Notice Requirements for Stockholder Proposals and Nomination of Directors. Our Bylaws require stockholders seeking to bring business before an annual meeting of stockholders, or to nominate individuals for election as directors at an annual or special meeting of stockholders, to provide timely notice in writing. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.
Supermajority Vote to Amend Certain Provisions of our Bylaws and Certificate of Incorporation. Our Certificate of Incorporation requires the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote thereon to amend certain provisions of our Certificate of Incorporation. In addition, our Bylaws provide that stockholders shall have the power to adopt, amend or repeal the Bylaws; provided, however, that such action by stockholders shall require the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote thereon.
Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the DGCL, which provides that, subject to certain stated exceptions, a corporation may not engage in a business combination with any “interested stockholder” (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:
•	prior to such time the board of directors of the corporation approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent; or
•	by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
An “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary) who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person.
Anti-Takeover Effect of Certain Provisions of the DGCL and of our Certificate of Incorporation and Bylaws.
Certain provisions of DGCL and of our Certificate of Incorporation and Bylaws discussed above, including provisions relating to our staggered board of directors, the removal of directors and the filling of vacancies, the advance notice provisions, the prohibition on stockholder action by written consent and the supermajority vote requirement to amend our Bylaws and certain provisions of our Certificate of Incorporation, alone or in combination, could make the acquisition of us more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock will be American Stock Transfer & Trust Company, LLC.
Listing
Our common stock is listed on The Nasdaq Global Select Market under the symbol “NKTX.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We will issue any senior debt securities under the senior indenture which we will enter into with the trustee to be named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, we use the term “indenture” to refer to both the senior indenture and the subordinated indenture, as well as to refer to any supplemental indentures that specify the terms of a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
The indenture will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
The following summary of material provisions of the senior debt securities, the subordinated debt securities and the indenture is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series and the terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series (including any pricing supplement or term sheet), including the following terms, if applicable:
•	the title of the debt securities;
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of that series of debt securities;
•	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of those guarantees;
•	the terms of the subordination of any series of subordinated debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•	the interest rate, if any, and the method for calculating the interest rate;
•	the identity of the trustee;
•	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;
•
the place or places where the principal of, and any premium or interest on, the debt securities shall be payable, where the securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	any mandatory or optional redemption terms;
•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to that obligation;

•
any dates, if any, on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of any such repurchase obligations;

•	the denominations in which the debt securities will be issued;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;
•	if the debt securities are denominated in other than United States dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated;
•	the designation of the currency, currencies or currency units in which payment of the principal of, and any premium or interest on, the debt securities of the series will be made;
•
if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to those payments will be determined;

•
the manner in which the amounts of payment of principal of, and any premium or interest on, the debt securities will be determined, including if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;
•
the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if that series of debt securities is redeemed; and

•
any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

In addition, we will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, or any premium or interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of and any premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for that global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have those securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
Consolidation, Merger and Sale of Assets
The indenture generally provides that we may not consolidate with or merge with or into, sell, convey, transfer or dispose of all or substantially all of our assets to another entity, whether in one transaction or a series of related transactions, unless: (i) the resulting, surviving or transferee entity (A) is a corporation, limited liability corporation, partnership or trust organized under the laws of the United States, any state thereof or the District of Columbia, and (B) expressly assumes by a supplemental indenture all of our obligations under the debt securities and the indenture, (ii) immediately after giving effect to such transaction no Event of Default (as defined herein) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the indenture.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of, or any premium on, any debt security of that series at its maturity;

•
default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice thereof;

•	the occurrence of specified events of bankruptcy, insolvency or reorganization; and
•	any other event of default provided with respect to a series of debt securities that is described in the applicable prospectus supplement.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of those discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing that duty or exercising that right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;
•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of that event of default in its own name as trustee under the indenture;

•
such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with the request;

•	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and
•
no direction inconsistent with the written request has been given to the trustee during that 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:
•	to add guarantees with respect to debt securities of a series or secure debt securities of a series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of any series of debt securities;
•	to secure the debt securities;
•	to comply with the applicable rules or procedures of any applicable depositary;
•	to cure any ambiguity, defect or inconsistency;
•	to comply with the provisions of the indenture concerning consolidations, mergers and transfers of all or substantially all of our assets;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to make any change that does not materially adversely affect the rights of any holder of that series of debt securities;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and
•	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security or that series;
•
reduce the principal of, or change the fixed maturity of, any debt security of that series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to that series of debt securities;

•	reduce the principal amount of discount securities of that series payable upon acceleration of maturity;
•
waive a default in the payment of the principal of, or interest, if any, on any debt security of that series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any interest on, any debt security of that series payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, (i) the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment and (ii) waivers or amendments; or

•	waive a redemption payment with respect to any debt security of that series, provided that such redemption is made at our option.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to that series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Satisfaction and Discharge of Indenture
The indenture shall cease to be of further effect with respect to a series of debt securities when either:
•
we have delivered to the trustee for cancellation all outstanding debt securities of that series, other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

•
all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or U.S. governmental obligations, sufficient to pay at maturity or upon redemption all debt securities of that series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; or

•	we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of that series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the debt securities of that series and deliver to the trustee an opinion of counsel and an officers’ certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the debt securities of that series have been complied with.
Defeasance
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may be released from our obligations with respect to certain covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement and supplemental indenture; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred; and

•
delivering to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to defeasance with respect to the debt securities of that series have been complied with.

Governing Law
The indenture and any debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law provisions other than Section 5-1401 of the New York General Obligations Law).
Subordination of Subordinated Debt Securities
The subordinated debt securities will be subordinate and junior in priority to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of our common stock, shares of our preferred stock or debt securities. We may issue warrants independently of or together with shares of our common stock, shares of our preferred stock, debt securities or other securities offered by any prospectus supplement. Warrants sold with other securities may be attached to or separate from shares of our common stock, shares of our preferred stock, debt securities or other securities. We may issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:
•	the title of the warrants;
•	the aggregate number of warrants to be offered;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;
•	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;
•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	if applicable, a discussion of any material federal income tax considerations; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.
Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF RIGHTS
We may issue rights for the purchase of shares of our common stock, shares of our preferred stock or debt securities. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights we offer will describe the specific terms of those rights. These terms may include some or all of the following:
•	the date for determining the persons entitled to participate in the rights distribution;
•	the title and aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;
•	the aggregate number of rights being issued;
•	the date, if any, on and after which the rights may be transferable separately;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the number of rights outstanding, if any;
•	if applicable, a discussion of any material federal income tax considerations; and
•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of rights agreement, which will describe the terms of the series of rights being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
The prospectus supplement relating to any particular issuance of units we offer will describe the terms of those units. These terms may include some or all of the following:
•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete. Such description will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION
We may offer and sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more investors, including through a specific bidding, auction or other process;
•	to investors through agents;
•	directly to agents;
•	to or through brokers or dealers;
•	to the public through underwriting syndicates led by one or more managing underwriters;
•	to one or more underwriters acting alone for resale to investors or to the public; or
•	through a combination of any of these methods or any other method permitted pursuant to applicable law.
In addition, the manner in which we may offer and sell some or all of the securities described in this prospectus includes, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
A prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the purchase price of the securities being offered and the net proceeds to be received by us from the sale;
•	any public offering price;
•	any over-allotment options under which the underwriters may purchase additional securities from us;
•	any delayed delivery arrangements;
•	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or markets on which the securities offered in the prospectus supplement may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
Any securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities to be offered by this prospectus will be passed upon for us by O’Melveny & Myers LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

21,010,000 shares of Common Stock

Pre-Funded Warrants to Purchase 3,000,031 shares of Common Stock

Nkarta, Inc.
PROSPECTUS SUPPLEMENT
Leerink Partners	TD Cowen	Stifel	Mizuho
March 25, 2024